Exhibit 99(k)

                     NEW ORLEANS PUBLIC SERVICE INC.
                           STATEMENT OF INCOME
                    Twelve Months Ended March 31, 1994
                              (In Thousands)
                               (Unaudited)


 Operating Revenues:
  Electric                                                     $423,266
  Natural gas                                                   100,078
                                                               --------
    Total                                                       523,344
                                                               --------
 Operating Expenses:
  Operation and maintenance:
    Fuel, fuel-related expenses, and
      gas purchased for resale                                  120,233
    Purchased power                                             166,682
    Other operation and maintenance                              85,497
  Depreciation and amortization                                  17,702
  Taxes other than income taxes                                  27,427
  Income taxes                                                   23,750
  Rate deferrals:
    Rate deferrals                                                 (338)
    Amortization of rate deferrals                               25,008
                                                               --------
            Total                                               465,961
                                                               --------
 Operating Income                                                57,383
                                                               --------
 Other Income (Deductions):
  Allowance for equity funds used
    during construction                                             254
  Miscellaneous - net                                              (923)
  Income taxes                                                   (1,832)
                                                               --------
            Total                                                (2,501)
                                                               --------
 Interest Charges:
  Interest on long-term debt                                     18,803
  Other interest - net                                            1,699
  Allowance for borrowed funds used
    during construction                                            (212)
                                                               --------
           Total                                                 20,290
                                                               --------
 Net Income                                                      34,592

 Preferred Stock Dividend Requirements and Other                  1,755
                                                               --------
 Earnings Applicable to Common Stock                            $32,837
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